UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 15, 2016

Date of Report (Date of earliest event reported)

BOULDER BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Pearl Street – Suite 300 Boulder, Colorado	80302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (303) 652-0521

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, Boulder Brands, Inc. (“Boulder Brands”), Pinnacle Foods Inc., a Delaware corporation (“Pinnacle”), and Slope Acquisition Inc., a Delaware corporation and wholly owned subsidiary of Pinnacle (“Purchaser”) entered into an Agreement and Plan of Merger, dated November 24, 2015 (the “Merger Agreement”), pursuant to which Purchaser will be merged with and into Boulder Brands (the “Merger”), with Boulder Brands surviving the Merger as a wholly owned subsidiary of Pinnacle. Upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 9, 2015 (as amended and supplemented from time to time, the “Offer to Purchase”) and in the related Letter of Transmittal (as amended and supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), Purchaser made a cash tender offer to purchase all outstanding shares of common stock, par value $0.0001 per share, (the “Common Stock”) of Boulder Brands at a price of $11.00 per share, net to the seller in cash, without interest (the “Offer Price”), less any applicable withholding tax.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The Offer initially expired at 12:00 midnight (New York City time) on January 7, 2016 and was subsequently extended until 12:00 midnight on January 15, 2016 (the “Expiration Time”) in accordance with the Merger Agreement. American Stock Transfer & Trust Company, LLC, the depository for the Offer (the “Depository”), advised that, as of the Expiration Time, a total of 59,366,943 shares of Common Stock had been validly tendered and not validly withdrawn pursuant to the Offer, which tendered shares represent approximately 90.9 percent of the outstanding shares of Common Stock. All conditions to the Offer having been satisfied (or waived), Purchaser accepted for payment (such time of acceptance for payment, the “Acceptance Time”) all such shares of Common Stock validly tendered and not validly withdrawn pursuant to the Offer prior to the Expiration Time, and payment for such shares of Common Stock has been made to the Depository, which will act as agent for tendering stockholders for the purpose of receiving payments for tendered shares of Common Stock and transmitting such payments to tendering stockholders whose shares of Common Stock have been accepted for payment, in accordance with the terms of the Offer. The Depository also advised that it has received Notices of Guaranteed Delivery with respect to 1,802,034 additional shares of Common Stock, representing approximately 2.8 percent of the outstanding shares of Common Stock.

Following consummation of the Offer, the remaining conditions to the Merger were satisfied, and on January 15, 2016, upon filing of the certificate of merger with the Secretary of State of the State of Delaware (the “Effective Time”), Pinnacle completed the acquisition of Boulder Brands by consummating the Merger, without a meeting of stockholders of Boulder Brands in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (“DGCL”), with Boulder Brands continuing as the surviving corporation and a wholly owned subsidiary of Pinnacle (the “Surviving Corporation”). Pursuant to the Merger Agreement, each share of Common Stock then outstanding was converted into the right to receive an amount in cash equal to the Offer Price, less any applicable withholding taxes (other than shares of Common Stock held in treasury, owned by Boulder Brands or any of its wholly owned subsidiaries or by Pinnacle or any of its subsidiaries, or shares of Common Stock held by stockholders who have validly exercised their appraisal rights under the DGCL).

At the Effective Time, each option to purchase shares of Common Stock of Boulder Brands (each such option, a “Company Option”) outstanding immediately prior to the Effective Time, whether or not then exercisable or vested, was cancelled and each Company Option with an exercise price that was less than the Offer Price was converted automatically into the right to receive promptly after the Effective Time, an amount in cash, without interest, equal to the product of (i) the excess, if any, of the Offer Price over the applicable per share exercise price of the Company Option multiplied by (ii) the number of shares subject to the Company Option immediately prior to the Effective Time, less applicable taxes required to be withheld with respect to such payment. Any Company Option with an exercise price that was greater than the Offer Price was canceled for no consideration at the Effective Time.

At the Effective Time, each restricted stock unit that conveyed the right to receive shares of Common Stock (each a “Company RSU”) that was vested as of the Effective Time (including Company RSUs for which the vesting was to be accelerated in connection with the Merger) was cancelled and converted into the right to receive an amount in cash equal to the Offer Price promptly after the Effective Time, less applicable taxes required to be withheld with respect to such payment.

At the Effective Time, each stock appreciation right with respect to the shares of Common Stock (each, a “Company SAR”) outstanding immediately before the Effective Time, whether or not then exercisable or vested, was canceled, and each Company SAR with a grant price that was less than the Offer Price was converted into the right to receive promptly following the Effective Time an amount in cash, without interest, equal to the product of (i) the excess, if any, of the Offer Price over the applicable per share grant price of the Company SAR multiplied by (ii) the number of shares of Common Stock subject to such Company SAR, whether or not then exercisable or vested, immediately before the Effective Time. Any Company SAR with a grant price that was greater than the Offer Price was canceled for no consideration at the Effective Time.

Purchaser paid a total of approximately $1.0 billion in the Offer and Merger, without giving effect to related transaction fees and expenses, and funded the payments required to the complete the Offer and Merger with a combination of cash on hand and debt financing sources.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Boulder Brands’ Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 24, 2015 and is incorporated herein by reference.

The information set forth in the introduction of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, Boulder Brands notified NASDAQ Global Select Market (“NASDAQ”) on January 15, 2016 that the Merger had been completed and requested that NASDAQ (i) suspend trading in the shares of Common Stock as of the close of business on January 15, 2016 and (ii) file with the SEC a Form 25 (“Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934”). The purpose of the Form 25 filing is to effect the delisting from NASDAQ of Boulder Brands’ Common Stock and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Boulder Brands also intends to file with the SEC a Form 15 to suspend Boulder Brands’ duty to file reports under Sections 13 and 15(d) of the Exchange Act and to deregister the Common Stock under Section 12 of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference to this Item 3.03.

Item 5.01.	Changes in Control of Registrant

As a result of Purchaser’s acceptance for payment of all shares of Common Stock that were validly tendered and not validly withdrawn pursuant to the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on January 15, 2016, a change in control of Boulder Brands occurred and Boulder Brands is now a wholly owned subsidiary of Pinnacle.

The information set forth in the introduction, Item 2.01, Item 3.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the Effective Time on January 15, 2016, the directors and officers of Purchaser became the directors and officers of Boulder Brands. As a result, the following directors were removed as directors on the Board of Directors of Boulder Brands (the “Board”): James B. Leighton, Dean Hollis, Benjamin D. Chereskin, Gerald J. Laber, James E. Lewis and Thomas K. McInerney. The following executive officers were removed from their respective offices: James B. Leighton, Timothy R. Kraft, Christine Sacco and Phil Anson. Thereafter on January 15, 2016, Robert J. Gamgort, Craig Steeneck and M. Kelley Maggs became directors on the Board. Information regarding each of Messrs. Gamgort, Steeneck and Maggs has been previously disclosed in Boulder Brands’ Solicitation/Recommendation Statement on Schedule 14D-9, originally filed with the SEC on December 9, 2015, including the Information Statement compromising Annex I thereto, as subsequently amended and supplemented, and such information is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the consummation of the Merger, at the Effective Time, (i) the certificate of incorporation of Boulder Brands as in effect immediately prior to the Merger was amended and restated to read in its entirety as set forth on Exhibit B to the Merger Agreement (the “Amended and Restated Certificate of Incorporation”), and (ii) the by-laws of Purchaser as in effect immediately prior to the Merger became the by-laws of the Surviving Corporation (the “Amended and Restated Bylaws”). The changes to the Boulder Brands’ certificate of incorporation and by-laws relate to and are consistent with Boulder Brands becoming a wholly owned subsidiary of Pinnacle and its ceasing to be a public reporting company under the Exchange Act. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated November 24, 2015, among Pinnacle Foods Inc., Slope Acquisition Inc. and Boulder Brands, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Boulder Brands, Inc. with the SEC on November 24, 2015).

3.1	Amended and Restated Certificate of Incorporation of Boulder Brands, Inc.*

3.2	Amended and Restated Bylaws of Boulder Brands, Inc.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 15, 2016	BOULDER BRANDS, INC.

	By:	/s/ M. Kelley Maggs
	Name:	M. Kelley Maggs
	Title:	Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated November 24, 2015, among Pinnacle Foods Inc., Slope Acquisition Inc. and Boulder Brands, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Boulder Brands, Inc. with the SEC on November 24, 2015).

3.1	Amended and Restated Certificate of Incorporation of Boulder Brands, Inc.*

3.2	Amended and Restated Bylaws of Boulder Brands, Inc.*

*	Filed herewith.